UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

May 7, 2024

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2024, as described below, upon the recommendation of the Board of Directors of The Gap, Inc. (the "Company"), the Company's stockholders approved an amendment (the "Officer Exculpation Amendment") to the Company's Amended and Restated Certificate of Incorporation to update the exculpation provision to cover officers. The Officer Exculpation Amendment became effective upon the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") with the Delaware Secretary of State on May 8, 2024.

A description of the Officer Exculpation Amendment is set forth on page 73 of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 27, 2024, which description is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

    On May 7, 2024, the Company held its annual meeting of shareholders (the "Annual Meeting"). As of March 11, 2024, the record date for the Annual Meeting, there were a total of 372,226,326 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 348,804,578 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

    The shareholders of the Company voted on the following items at the Annual Meeting:

1.Election of the directors nominated by the Board of Directors of the Company.

Nominee	For	Against	Abstain	Broker Non-Votes
Richard Dickson	319,249,156	1,604,000	139,303	27,812,119
Elisabeth B. Donohue	317,516,245	3,294,698	181,516	27,812,119
Robert J. Fisher	279,217,357	41,643,314	131,788	27,812,119
William S. Fisher	319,360,330	1,496,479	135,650	27,812,119
Tracy Gardner	317,039,427	3,800,576	152,456	27,812,119
Kathryn Hall	318,133,073	2,673,435	185,951	27,812,119
Amy Miles	317,478,346	3,321,836	192,277	27,812,119
Chris O’Neill	318,112,681	2,680,529	199,249	27,812,119
Mayo A. Shattuck III	314,178,738	6,648,221	165,500	27,812,119
Tariq Shaukat	318,120,001	2,708,677	163,781	27,812,119
Salaam Coleman Smith	317,474,053	3,356,851	161,555	27,812,119

Based on the votes set forth above, the director nominees were duly elected.

2.Ratification of the selection of Deloitte & Touche LLP as the Company’s independent accountant for the fiscal year ending on February 1, 2025.

For	Against	Abstain
336,088,149	12,380,771	335,658

Based on the votes set forth above, the selection of Deloitte & Touche LLP as the Company’s independent accountant for the fiscal year ending on February 1, 2025 was duly ratified.

3.Approval, on an advisory basis, of the overall compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
311,527,263	9,246,369	218,827	27,812,119

Based on the votes set forth above, the overall compensation of the Company’s named executive officers was approved on an advisory basis.

4.Approval of the amendment of the Amended and Restated Certificate of Incorporation to update the exculpation provision to cover officers.

For	Against	Abstain	Broker Non-Votes
306,690,578	14,080,482	221,399	27,812,119

Based on the votes set forth above, the amendment of the Amended and Restated Certificate of Incorporation to update the exculpation provision to cover officers was approved.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of The Gap, Inc., dated May 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: May 10, 2024	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Chief Legal and Compliance Officer